Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-236825, 333-239467 and 333-249758 on Form S-3, and Registration Statement Nos. 333-02733, 333-09167, 333-18391, 333-49725, 333-85094, 333-87529, 333-95795, 333-110332, 333-124257, 333-143916, 333-149989, 333-163805, 333-189578, 333-189579, 333-195768, 333-202364, 333-202366, 333-226041 and 333-226039 on Form S-8 of our reports dated February 25, 2021, relating to the consolidated financial statements of Dominion Energy, Inc. and subsidiaries and the effectiveness of Dominion Energy, Inc. and subsidiaries’ internal control over financial reporting, appearing in this Annual Report on Form 10-K of Dominion Energy, Inc. for the year ended December 31, 2020.

We consent to the incorporation by reference in Registration Statement No. 333-239472 on Form S-3 of our report dated February 25, 2021, relating to the consolidated financial statements of Virginia Electric and Power Company (a wholly-owned subsidiary of Dominion Energy, Inc.) and subsidiaries, appearing in this Annual Report on Form 10-K of Virginia Electric and Power Company for the year ended December 31, 2020.

/s/ Deloitte & Touche LLP

Richmond, Virginia

February 25, 2021